UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 27, 2005

AEP INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-14450	22-1916107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Phillips Avenue, South Hackensack, New Jersey	07606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(201) 641-6600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into A Material Definitive Agreement

Annual Bonus Plan

On October 27, 2005, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company approved the 2006 Management Incentive Plan (the “MIP”), which provides cash bonuses to eligible employees, including the Company’s named executive officers. The bonus is subject to the achievement of an EBITDA target, with specified adjustments at year-end. At the discretion of the Compensation Committee, the EBITDA target for each eligible employee will be based on the EBITDA of either the Company or a specified business unit; if the latter, the EBITDA target will be determined by the CEO or CFO of the Company and the eligible employee. Each eligible employee will receive a target bonus (set forth as a percentage of base salary), and the bonus actually paid is determined on a sliding scale according to the target bonus and, expressed as a percentage, 2006 EBITDA compared to the EBITDA target. For example, an employee will receive no bonus if 2006 EBITDA is less than 80% of the EBITDA target, while an employee receive a bonus of 200% of the target bonus if 2006 EBITDA is 120% or more of the EBITDA target. All bonus awards are subject to the final approval by the CEO or CFO, with reductions (but not increases) of such bonuses in their sole discretion. The foregoing description is qualified in its entirety by the MIP, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

On April 11, 2006, the Compensation Committee approved the target bonuses for the named executive officers. The approved target bonuses for the named executive officers are as follows, each of which is subject to the EBITDA target for the Company:

Name	Base Salary	Bonus Target (% of Base Salary)
J. Brendan Barba	$756,000	80%
Chairman of the Board, President and Chief Executive Officer
Paul M. Feeney	363,000	65%
Executive Vice President, Finance and Chief Financial Officer
John J. Powers	274,544	50%
Executive Vice President, Sales and Marketing
David J. Cron	264,350	50%
Executive Vice President, Manufacturing
Paul C. Vegliante	248,595	50%
Executive Vice President, Operations

Non-Employee Director Compensation

On April 11, 2006, the Board revised the compensation paid to non-employee directors for service on the Company’s Board and respective committees of the Board. A Summary of Non-Employee Director Compensation is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Restricted Stock Units

On May 5, 2006, the Board approved the grant of restricted stock units under the AEP Industries Inc. 2005 Stock Option Plan (the “2005 Stock Option Plan”) to the named executive officers and other employees of the Company. The restricted stock units are subject to forfeiture based on an EBITDA performance goal. If the Company’s 2006 EBITDA equals or exceeds forecasted EBITDA (determined by the Board on April 11, 2006), no restricted stock units will be forfeited. If the Company’s 2006 EBITDA is between 80% and less than 100% of forecasted EBITDA, such employee will forfeit such number of restricted stock units equal to (a) the restricted stock units granted multiplied by (b) the percentage 2006 EBITDA is less than forecasted EBITDA. If 2006 EBITDA is below 80% of forecasted EBITDA, the employee will forfeit all restricted stock units.

The following table sets forth the number of restricted stock units granted to each named executive officer:

Name	Restricted Stock Units Granted
J. Brendan Barba	44,700
Paul M. Feeney	7,700
John J. Powers	11,500
Paul C. Vegliante	9,600

If the EBITDA performance measure is satisfied, the restricted stock units will vest in five equal installments on the first through fifth anniversaries of the grant date, provided such person continues to be employed by the Company on such respective dates.

The restricted stock units are subject to the 2005 Stock Option Plan (filed on December 29, 2004 as Exhibit 4.1 to the Company’s registration statement on Form S-8) and a restricted stock unit agreement, the form of which is attached hereto as Exhibit 10.3, each of which is incorporated by reference herein.

Stock Options

From time to time, the Company grants stock options to its employees and directors under the 2005 Stock Option Plan. The form of stock option agreement for employees is attached hereto as Exhibit 10.4, and the form of stock option agreement for directors is attached hereto as Exhibit 10.5.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1	2006 Management Incentive Plan.
10.2	Summary of Non-Employee Director Compensation.
10.3	Form of Restricted Stock Unit Agreement under the AEP Industries Inc. 2005 Stock Option Plan.
10.4	Form of Stock Option Agreement (Employees) under the AEP Industries Inc. 2005 Stock Option Plan.
10.5	Form of Stock Option Agreement (Directors) under the AEP Industries Inc. 2005 Stock Option Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEP INDUSTRIES INC.
(Registrant)
Date May 10, 2006
	By:	/s/ Lawrence R. Noll
Lawrence R. Noll
Vice President, Controller and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	2006 Management Incentive Plan.
10.2	Summary of Non-Employee Director Compensation.
10.3	Form of Restricted Stock Unit Agreement under the AEP Industries Inc. 2005 Stock Option Plan.
10.4	Form of Stock Option Agreement (Employees) under the AEP Industries Inc. 2005 Stock Option Plan.
10.5	Form of Stock Option Agreement (Directors) under the AEP Industries Inc. 2005 Stock Option Plan.